Exhibit 23.1 - Consent of Ernst & Young LLP


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48383) pertaining to the 1985 and 1995 Stock Option Plans of STV Group, Incorporated, of our report dated October 29, 1999 with respect to the consolidated financial statements of STV Group, Incorporated and Subsidiaries, included in the Annual Report (Form 10-K) for the fiscal year ended September 30, 1999.

                                             /s/ Ernst & Young LLP

Harrisburg, Pennsylvania
December 23, 1999